                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549




                                  FORM 8-K


                               CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported): December 8, 1997




                           KENSEY NASH CORPORATION
       ---------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)




     DELAWARE                       0-27120                  36-3316412
----------------------------     ------------            ------------------
(State or Other Jurisdiction     (Commission             (I.R.S. Employer
of incorporation)                File Number)            Identification No.



                        MARSH CREEK CORPORATE CENTER
                           55 EAST UWCHLAN AVENUE
                                  SUITE 201
                          EXTON, PENNSYLVANIA 19341
      ----------------------------------------------------------------
        (Address of Principal Executive Offices, including Zip Code)

      Registrant's telephone number, including area code (610) 524-0188

ITEM 5.   OTHER EVENTS.

On November 13, 1997, the Registrant issued the news release attached as
Exhibit 99.1. The information contained in this news release is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1 News Release of Registrant dated November 13, 1997.

          99.2 Agreement dated November 10, 1997 by and among the Registrant and Wouter M. Muijs Van de Moer, Rienk Rienks, Innovasc R&D BV te Rotterdam and Medifix R&D BV te Putten.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

On December 8, 1997, pursuant to the attached Agreement (the "Agreement"), the Registrant issued a total of 200,000 shares of its common stock, par value $0.001 per share (the "Shares"), to Innovasc R&D BV te Rotterdam ("Innovasc") and Medifix R&D BV te Putten ("Medifix"), in exchange for certain patent rights held by Innovasc and Medifix. The Shares were issued outside the United States in reliance on Regulation S of the Securities Act of 1933, as amended (the "Act"). No underwriters or other distributors were involved in the transaction. Innovasc and Medifix represented that they were not U.S. persons and that they would not sell the Shares to U.S. persons or in the United States without complying with the registration requirements of the 1933 Act or relying on an exemption therefrom. The offer and sale of the Shares occurred in The Netherlands in an "offshore transaction", and neither the Registrant nor any of its affiliates engaged in any "directed selling efforts" in the United States (as those terms are defined under Regulation S). Innovasc and Medifix represented to the foregoing in the Agreement.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    KENSEY NASH CORPORATION



Dated:  December 8, 1997            By: /s/ JOSEPH W. KAUFMANN
                                       ------------------------
                                          Joseph W. Kaufmann
                                       Chief Executive Officer,
                                            President and
                                       Chief Financial Officer

                                Exhibit Index




  Exhibit #                                                        Item
-------------                                                  -------------
    99.1                                                        News Release
    99.2                                                         Agreement